UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2005

FIRST ADVANTAGE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-50285	61-1437565
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Progress Plaza, Suite 2400 St. Petersburg, Florida	33701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 214-3411

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 6, 2005, First Advantage Corporation (the “Company”) announced the appointment of D. Van Skilling to the Company’s Board of Directors. Mr. Skilling was formally appointed to the Company’s Board of Directors at a regularly scheduled Board meeting held on December 1, 2005.

Mr. Skilling is the retired chairman and chief executive officer of Experian Information Solutions, Inc. (formerly TRW Information Systems & Services), a leading provider of consumer and business credit and direct marketing services based in Orange County, Calif. Currently, Mr. Skilling serves on several boards of other companies.

A press release announcing the appointment and further describing Mr. Skilling’s business experience is attached as Exhibit 99.1 and is incorporated by reference into this current report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ADVANTAGE CORPORATION

By:	/s/ John Lamson
Name:	John Lamson
Title:	Executive Vice President and Chief Financial Officer

Dated: December 6, 2005